AGREEMENT AND DECLARATION OF TRUST
OF
PFS FUNDS

     AGREEMENT AND DECLARATION OF TRUST made effective at Boston, Massachusetts, on the 13th day of January 2000 and amended this 20th day of January, 2011 by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH that:

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I
NAME AND DEFINITIONS

     Section 1 Name. This Trust shall be known as "PFS FUNDS", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

a)	"Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

b)	"Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV hereof;

c)	"Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series or Class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Series or Class of Shares shall be divided from time to time;

d)	"Shareholder" means a record owner of Shares;

e)	"1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations hereunder, all as amended from time to time;

f)	The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the sixty-seven percent (67%) or fifty percent (50%) requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act;

g)	"Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

h)	"By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

i)	"Series" or "Series of Shares" refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

j)	"Class" or "Class of Shares" refers to the division of Shares representing any Series into two or more Classes as provided in Article III, Section 1 hereof.

ARTICLE II PURPOSE OF TRUST

     The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.

ARTICLE III SHARES

     Section 1 Division of Beneficial Interest. The Shares of the Trust shall be issued in one or more Series as the Trustees may, without shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets specifically allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any Series into two or more Classes, Shares of each such Class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the By-Laws. The number of Shares authorized shall be unlimited. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class.

     Section 2 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each Shareholder.

     Section 3 Investment in the Trust; Assets of the Series. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the By-Laws from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares of each Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such Series.

     Section 4 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 5 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the By-Laws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-Laws and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but such representative shall be entitled only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided in this Declaration of Trust to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE IV THE TRUSTEES

     Section 1 Election, Tenure and Removal. The initial Trustee shall be Ross C. Provence. The Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act.

     No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding Shares have declared that such Trustee be removed from that office either by declaration in writing filed with the Trust's custodian or by votes cast in person or by proxy at a meeting called for the purpose. The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any Trustee when requested to do so in writing by the record holders of not less than ten percent (10%) of the outstanding Shares.

     Whenever ten or more Shareholders of record, who have been such for at least six months preceding the date of application and who hold Shares in the aggregate having a net asset value of at least one percent (1%) of the outstanding Shares, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to request a meeting pursuant to this Section and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (a) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (b) inform such applicants as to the approximate cost of mailing to all Shareholders the proposed communication and form of request. If the Trustees elect to follow the course specified in clause (b), the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books of the Trust, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of the material proposed to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. If the Commission shall enter an order refusing to sustain any of the objections specified in the written statement so filed, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all Shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

     Section 2 Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

     Section 3 Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies, including vacancies caused by enlargement of their number, and may remove Trustees with or without cause; they may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

a)	To invest and reinvest cash, and to hold cash uninvested;

b)	To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

c)	To act as a distributor of shares and as underwriter of, or broker or dealer in, securities and other property;

d)	To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

e)	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

f)	To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of he Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

g)	To allocate assets, liabilities, income and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series of Shares shall be payable solely out of the assets of that Series; and, to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular Class of Shares of that Series or to apportion the same among two or more Classes of Shares of that Series;

h)	To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

i)	To join other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

j)	To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

k)	To enter into joint ventures, general or limited partnerships and any other combinations or associations;

l)	To borrow funds, securities or other assets;

m)	To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

n)	To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust's business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, trustees, officers, employees, agents, investment advisers or managers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

o)	To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

p)	To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Act may engage.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

     Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken (a) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time (participation by which means shall for all purposes constitute presence in person at a meeting), or (b) by written consents of a majority of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).

     Section 4 Payment of Expenses by Trust and by Shareholders. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular Series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that Series and may, as the Trustees from time to time may determine, be allocated to a particular Class of Shares of a Series or apportioned among two or more Classes of Shares of a Series.

     The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 5 Ownership of Assets of the Trust. Title to all of the assets of each Series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

     Section 6 Advisory, Management and Distribution. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with Value Trend Capital Management, LP, a California Limited Partnership or any corporation, trust, association or other organization (the "Adviser"), every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may provide for one or more sub-advisers who shall perform all or part of the obligations of the Adviser under such contract and may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Adviser or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii)	any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1 of this Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Adviser as provided in Article IV, Section 6 of this Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of this Declaration of Trust, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7 of this Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, then only Shareholders of such Series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

     Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action permitted or required of the Shareholders by law, this Declaration of Trust or the By-Laws.

     Section 2 Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of this Declaration of Trust and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 3 Quorum and Required Vote. Forty percent (40%) of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws permits or requires that holders of any Series or Class shall vote as a Series or Class, then forty percent (40%) of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the By-Laws permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

     Section 4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5 Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VI
DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES, AND DETERMINATION OF NET
ASSET VALUE

     Section 1 Distributions. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular Series shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, and any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the By-Laws.

     Section 2 Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the By-Laws, less any redemption charge or fee as the Trustees may from time to time authorize. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order or other action of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase

Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

     Section 3 Payment in Kind. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of cash. Such payment in kind shall be made by distributing securities or other property constituting, in the option of the Trustees, a fair representation of the various types of securities and other property then held by the Series of Shares being redeemed (but not necessarily involving a portion of each of the Series’ holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

     Section 4 Redemption at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the By-Laws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular Series or Class of Shares equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

     Section 5 Dividends, Distributions, Redemptions and Repurchases. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares or any Series (or of any Class) shall be effected by the Trust other than from the assets of such Series (or of the Series of which such Class is a part).

     Section 6 Additional Provisions Relating to Redemptions and Repurchases. The completion of redemption of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such shares, and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

     Section 7 Determination of Net Asset Value. The term "net asset value" of the Shares, of each Series or Class shall mean: (i) the value of all the assets of such Series or Class; (ii) less the total liabilities of such Series or Class; (iii) divided by the number of Shares of such Series or Class outstanding, in each case at the time of each determination. The "number of Shares of such Series or Class outstanding" for the purposes of such computation shall be exclusive of any Shares of such Series or Class to be redeemed and not then redeemed as to which the redemption price has been determined, but shall include Shares of such Series or Class presented for repurchase and not then repurchased and Shares of such Series or Class to be redeemed and not then redeemed as to which the redemption price has not been determined and Shares of such Series or Class the sale of which has been confirmed. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent.

May be fixed by other provisions of this Declaration of Trust or by the By-Laws.

     In valuing the portfolio investments of any Series or Class for determination of net asset value per share of such Series or Class:

a)	Each security for which market quotations are readily available shall be valued at current market value determined by methods specified by the Board of Trustees;

b)	Each other security, including The Trustees, or any officer or officers or agent of this Trust designated for the purpose by the Trustees, shall determine the net asset value of the Shares of each Series or Class, and the Trustees shall fix the times as of which the net asset value of the Shares of each Series or Class shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, redemptions and repurchases of, and other transactions in, the Shares of such Series or Class, except as such times and periods for any such transaction any security within subsection (a) for which the specified price does not appear to represent a dependable quotation for such security as of the time of valuation, shall be valued at a fair value as determined in good faith by the Trustees;

c)	Any cash on hand shall be valued at the face amount thereof;

d)	Any cash on deposit, accounts receivable, and cash dividends and interest declared or accrued and not yet received, any prepaid expenses, and any other current asset shall be valued at the face amount thereof, unless the Trustees shall determine that any such item is not worth its face amount, in which case such asset shall be valued at a fair value determined in good faith by the Trustees; and

e)	Any other asset shall be valued at a fair value determined in good faith by the Trustees.

     Notwithstanding the foregoing, short-term debt obligations, commercial paper and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost.

     Liabilities of any Series or Class for accounts payable for investments purchased and for Shares tendered for redemption and not then redeemed as to which the redemption price has been determined shall be stated at the amounts payable therefor. In determining the net asset value of any Series or Class, the person or persons making such determination on behalf of the Trust may include in liabilities such reserves, estimated accrued expenses and contingencies as such person or persons may in its, his or their best judgment deem fair and reasonable under the circumstances. Any income dividends and gains distributions payable by the Trust shall be deducted as of such time or times on the record date therefor as the Trustees shall determine.

     The manner of determining the net assets of any Series or Class or of determining the net asset value of the Shares of any Series or Class my from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation.

     Determinations under this Section 7 made in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.

ARTICLE VII
COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

     Section 1 Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

     Section 2 Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII INDEMNIFICATION

     Section 1 Trustees, Officers, etc. The By-Laws may include provisions whereby the Trust may provide indemnity to its Trustees and officers, including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (each such Trustee, officer or person hereinafter referred to as a "Covered Person"), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person. Any indemnity provided to Covered Persons by the By-Laws may, if the By-Laws so provide, be in addition to any other indemnity to which such persons may be entitled by law, contract or otherwise.

     Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full-trial type inquiry) to the effect that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

     Section 3 Indemnification Not Exclusive; Definitions. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested person” is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such persons.

     Section 4 Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular Series of Shares of which he or she is or was a Shareholder.

ARTICLE IX MISCELLANEOUS

     Section 1 Trustees, Shareholders etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular Series of Shares shall look only to the assets of the Trust or the assets of that particular Series of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

     Section 2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for the errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees as such shall not be required to give any bond, nor any surety if a bond is required.

     Section 3 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 4 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least sixty-six and two-thirds percent (66 2/3%) of the Shares entitled to vote, or by the Trustees by written notice to the Shareholders. Any Series or Class of Shares may be terminated at any time by vote of Shareholders holding at least sixty-six and two-thirds percent (66 2/3%) of the Shares of such Series or Class entitled to vote, or by the Trustees by written notice to the Shareholders of such Series or Class. Upon termination of the Trust or of any one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several Shareholders of such Series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, provided that any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them.

     Section 5 Filing and Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 6 Applicable Law. This Declaration of Trust is made effective in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

This Trust is in compliance and will continue to be in compliance with all applicable laws of the Commonwealth of Massachusetts.

     Section 7 Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which in the determination of the Trustees shall affect the holders of one or more Series or Classes of Shares but not the holders of all outstanding Series and Classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series and Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Amendments having the purpose of changing the name of the Trust, of establishing, changing or eliminating the par value of any Shares or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by vote of any Shareholders.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal in the City of Temecula, California for himself and his assigns.

/s/ Ross C. Provence	/s/ Allen C. Brown
ROSS C. PROVENCE, TRUSTEE	ALLEN C. BROWN, TRUSTEE
/s/ Jeffrey R. Provence	/s/ George Cossolias
JEFFREY R. PROVENCE, TRUSTEE	GEORGE COSSOLIAS, TRUSTEE
/s/ Thomas H. Addis III
THOMAS H. ADDIS III, TRUSTEE